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Exhibit 10.17

AGREEMENT

        AGREEMENT made this 29th day of June, 2004, by and between IMAGENETIX, a Nevada Corporation located at 16935 West Bernardo Drive, Suite 101, San Diego, California 92127 (hereinafter "IMAGENETIX") and PROPRIETARY NUTRITIONALS, INC., a Canadian corporation, having its place of business at 3536 Indian Trail, Brantford, Ontario, N3T 5M1, Canada (hereinafter "PROPRIETARY NUTRITIONALS" or "PNI").

WITNESETH

WHEREAS:

  A.
  IMAGENETIX owns the worldwide rights to supply, and sell Celadrin® and other proprietary ingredients; and

  B.
  Said proprietary ingredients are invented, discovered and clinically researched by IMAGENETIX mainly in powder, oil, cream and/or encapsulated form and usually are marketed as a dietary supplement for human consumption or topical application; and

  C.
  Said products, which are the subject of this Agreement, are protected by certain proprietary, trademarked, and/or patent rights, including, but not limited to, Celadrin® trademark; and

  D.
  IMAGENETIX has coordinated and sold the above referenced products; and

  E.
  IMAGENETIX has clients outstanding with said clients being identified in Schedule C attached; and

  F.
  IMAGENETIX has made a marketing decision to advance the branding program of its Celadrin®; and

  G.
  IMAGENETIX intends, by this Agreement, to engage PNI as its global marketing, promotional and sales agent, worldwide (excluding India and China), and will compensate PNI with a commission on IMAGENETIX's sales all as set out below; and

  H.
  PNI has represented to IMAGENETIX that it is a company currently engaged in the promotion and marketing of dietary supplements and desires by this Agreement to design specifically for IMAGENETIX a global marketing and branding program supported by international media and other advertising intended to increase sales of IMAGENETIX's products; and

  I.
  In addition, PNI will manage, analyze and attempt to expand IMAGENETIX's current accounts and will subject itself to the sales goals set out below.

        NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to the terms included in the following Articles:

ARTICLE I

DEFINITIONS

        As used in this Agreement, the following terms shall have the following defined meanings:

  A.
  Agreement: shall mean this agreement, including all schedules and attachments hereto;

  B.
  Affiliate: Affiliate shall mean any company, corporation, business or entity controlled by, controlling, or under common control with either IMAGENETIX or PNI. For this purpose, "control" means direct or indirect beneficial ownership of at least 50% interest in the voting stock (or equivalent) of such corporation or other business or having the right to direct, appoint or remove a majority or more of the members of its board of directors (or their equivalent) or having the power to control the general management of such company, corporation, business or entity by contract, law or otherwise.

  C.
  Confidential Information: Confidential Information shall mean any and all information of or about a party including all information relating to any technology, product, process, trade secret or intellectual property of such party (including, but not limited to, owned or licensed intellectual property rights, data, know-how, samples, technical and non-technical materials and specifications) as well as any business plan, financial information or other confidential commercial information of or about such party. Notwithstanding the foregoing, information of or about a party shall not be considered confidential information with respect to such party to the extent the person possessing such information can demonstrate by written record or other suitable physical evidence that:

  (1)
  such information was lawfully in such person's possession or control prior to the time such information was disclosed to such person by the party to whom the information relates;

  (2)
  such information was developed by such person independently of and without reference to confidential information, provided, however that without limiting the generality of the foregoing, the confidential information of either party shall not become the confidential information of the other party by virtue of this Agreement;

  (3)
  such information was lawfully obtained by such person from a third party under no obligation of confidentiality to the party to whom such information relates.

  D.
  Effective Date: June 29th, 2004.

  E.
  Patent: Patent shall mean any of those patents and/or patent applications described in the Agreement or attached hereto in reference to Celadrin® or any continuation, continuation-in-part, re-issue, renewal, or extension thereof or substitute therefore, or any patent issuing there from.

  F.
  Technology: Technology shall mean the patents, Intellectual property, trade secrets, technology and the proprietary knowledge connected with the products under this Agreement.

  G.
  Territory: Territory shall mean the territory described in Article VI, below.

  H.
  Products: Products shall mean all of the products listed in Schedule B, attached to this Agreement, specifically including, but not limited to Celadrin®. Further, any product, the manufacture, use or sale of which would, without the license or approval of IMAGENETIX infringe upon a patent or that relies in whole or in part upon proprietary information or know-how or intellectual property of IMAGENETIX.

  I.
  Intellectual Property: Intellectual Property, whenever used in this Agreement means all of the technology, inventions, trademarks, know-how, licensed know-how, trade names, trade secrets, systems of delivery of IMAGENETIX products, the products, patents, proprietary information and specifically including the Celadrin® technology, and all improvements thereto, whether patentable or not:

  (1)
  related to any process, delivery system, ingredient, patent application or patent included in the Patents, trademarks, trade secrets that and delivery systems that were discovered, invented or developed by Imagenetix prior to the effective date of this agreement;

  (2)
  which is necessary or useful in connection with the manufacture, use or sale of any product described in any such application or patent or part of Celadrin® products;

  (3)
  which constitutes and continues to constitute confidential information of the licensor.

  (4)
  acknowledges same, IMAGENETIX will amend this Agreement to compensate PNI fairly for this contribution.

  J.
  Party: Party shall mean each party to this agreement and their respective successors and permitted assigns.

  K.
  Person: Person shall mean any natural person or legal entity.

  L.
  Trademark, Trade Secret or Trade Name: Trademark, trade secret or trade name, wherever they appear in this Agreement refer to any registered Trademark, Trade Name, or trade secret used or belonging to IMAGENETIX in connection with the products that are the subject of this Agreement, including but not limited to the trademarks or trade names, including Celadrin®. Also, whenever the terms "proprietary information", "intellectual property", or "know-how" are used in the Agreement, such terms refer to trade secrets and are interchangeable where relevant, with trademark, trade secret or trade name.

ARTICLE II

OWNERSHIP, TITLE, PROPRIETARY RIGHTS

  A.
  PNI acknowledges that all rights, ownership and title to all of the products marketed by PNI, on behalf of IMAGENETIX, including all modifications, enhancements, improvements and changes, as well as any and all patent trademarks and trade secrets, intellectual property rights, and all other proprietary rights therein, shall at all times be and remain solely and exclusively with IMAGENETIX. PNI shall respect maintain, and reproduce all IMAGENETIX trademark notices whenever and wherever applicable on all advertising and other documents.

  B.
  Further, PNI is prohibited from making, using, licensing, selling or offering to make, use, license or sell the patented products or processes of IMAGENETIX except as specifically and expressly allowed and approved in writing by IMAGENETIX. Further, if PNI learns or IMAGENETIX discloses to PNI any of its trade secrets, PNI will not use or disclose those trade secrets. Further, PNI shall not identify or market products other than those of IMAGENETIX that use IMAGENETIX trademarks or similar marks if confusion would result.

  C.
  IMAGENETIX warrant and represent that it is the owner or assignee of the products, trademarks, patents and all intellectual property herein and it has the right to license and sell the products herein.

  D.
  IMAGENETIX has disclosed to PNI that there is currently no litigation concerning the ownership of Celadrin or in conjunction with any product suits.

  E.
  In the event of the sale or assignment of the proprietary rights of Celadrin®, or other products which utilize the proprietary technology, this PNI agreement shall automatically terminate and PNI shall receive the equivalent of Thirty (30%) Percent of the sale or assignment, including any residual payments as a result of the sale or assignment.

  F.
  If IMAGENETIX develops, during the term of this Agreement, any product, as a result of an idea from PNI, IMAGENETIX upon receipt of a written notification from PNI that IMAGENETIX in developing or has developed a new product or idea brought to it by PNI and IMAGENETIX acknowledges in writing that it believes the idea or product was originally brought to it by PNI, IMAGENETIX will amend this agreement to compensate PNI fairly for this contribution

ARTICLE III

PURPOSE CLAUSE

  A.
  The purpose of this Agreement is to set out the terms of hiring PNI to globally market, promote, advertise and advance a brand awareness program worldwide for certain products of IMAGENETIX set out in this Agreement. PNI shall also be responsible for managing and advancing sales in IMAGENETIX's current accounts. It is expected that these efforts by PNI will increase sales of IMAGENETIX's products entitling PNI to certain commissions. The current products included are listed in Schedule B attached.

  B.
  As of the date of this Agreement, the products for sale are included in Schedule B, attached, and parties may expand the products by adding to, in writing, the attached Schedule B;

  C.
  PNI shall be an independent contractor and nothing contained in this Agreement shall be construed to create the relation of principal and agent, or employer and employee between IMAGENETIX and PNI.

  D.
  PNI shall be compensated by commission only with the exception of the sale or assignment of rights by IMAGENETIX (as more specifically set out in this Agreement). Unless expressly agreed to, in writing, by IMAGENETIX, PNI shall not sell product to Licensees/customers. All sales are to be made by IMAGENETIX. All purchase orders shall be from Licensees/customers to IMAGENETIX and only approved orders shall be filled by and delivered by IMAGENETIX to the Licensee/customers and result in commissions to PNI.

  E.
  PNI has represented that as a result of PNI's management of IMAGENETIX's current accounts and its promotion and marketing to potential accounts and procuring of new licensees for IMAGENETIX, that IMAGENETIX's sales shall increase and that it shall meet or exceed the sales goals set out in this Agreement and that failure to achieve said goals is a material breach of this Agreement and grounds for termination by IMAGENETIX;

  F.
  PNI has represented to IMAGENETIX that PNI has the ability and obligation to promote, market, and advance a public relations campaign to sell the products worldwide and shall do so subject to termination of this Agreement for material breach for failure to promote, market, and sell the products worldwide.

ARTICLE IV

OBLIGATIONS OF PNI

  A.
  Parties acknowledge that IMAGENETIX has outstanding licenses with several companies to whom it is now supplying or has supplied products either directly or through representatives of IMAGENETIX. A list of these licenses are attached hereto as Schedule C and are incorporated by reference herein

  B.
  PNI, for the consideration set out below, shall be the exclusive marketing, promotional and sales agent, worldwide (excluding India and China)

  1.
  Manage the marketing efforts for all new accounts obtained by PNI, and shall, on a per client basis and mutual agreement between parties manage or co-management existing accounts.

  2.
  Present to Imagenetix its marketing plan for the current territory it intends to target and shall present this within three (3) months of the execution of this Agreement, in writing.

  3.
  Use commercially reasonable efforts to promote, market and advertise the products of IMAGENETIX in the currently targeted territory and to expand the territory worldwide according to a reasonably acceptable marketing plan, said efforts to continue throughout the term of this Agreement.

  4.
  Not to fail its continued obligation of due diligence under this Article. If, in the opinion of IMAGENETIX, PNI has failed with its general due diligence obligation of this Article, PNI shall, after written notice from IMAGENETIX, which specifically outlines reasonable issues that need correction,: (1) within sixty (60) days of such notice, provide IMAGENETIX a commercially reasonable plan to remedy such failure within a time period not to exceed ninety (90) days; and (2) cure such failure in accordance with such plan within the time provided for under such plan.

    5.
    Actively solicit new licensees throughout the territory for approval by IMAGENETIX;

    6.
    Design and carry out branding programs for all commercially viable IMAGENETIX products Celadrin®.

    7.
    Be obligated, at PNI's own costs and expense, to carry out a public relations and an advertising program promoting the products that are the subject of this Agreement, and with the intent of increasing the sales volume of these products and creating brand recognition for these said products. PNI expressly promises a media relations campaign that it will outline in writing in or within 60 days of the execution of this Agreement and issuing written progress reports at such times as IMAGENETIX shall request. Said media relations campaign shall specifically include sales literature and product training literature for wholesale customers and licensees.

  C.
  The above is subject to prompt receipt of payment and commissions.

  D.
  It will be considered a material breach of this Agreement if PNI does not meet or exceed the sales goals of this Agreement. Said sales goals are included in Schedule A attached hereto and incorporated herein by reference.

  E.
  PNI shall perform all of its obligations under this Agreement as an independent contractor and not as an employee or agent or partner or joint venture of IMAGENETIX. Neither party shall have authority to make any statements, representations or commitments or take any actions which shall bind the other party, except as may be explicitly provided for herein or authorized in writing;

  F.
  Reports: PNI shall provide IMAGENETIX with quarterly reports of its activities and efforts and its business plans for the next quarter. Such reports to be in sufficient detail to allow IMAGENETIX to monitor PNI's compliance with the due diligence provisions of this Agreement and shall provide IMAGENETIX with such additional reports as IMAGENETIX reasonably requires.

  G.
  PNI will make every effort to have a book written on the Celadrin compound and actively promote and support the Celadrin brand in the form of raw material sales.

  H.
  If IMAGENETIX forms a medical advisory board, or similar committee, to review efficacy of its products, designate(s) of PNI shall be included as a permanent member thereof until this agreement terminates.

  A.
  PNI shall be obligated to inform, and take reasonable steps to assure, that all future Licensees of IMAGENETIX and all future customers of IMAGENETIX from whom PNI receives a commission from sales by IMAGENETIX will:

  1.
  properly identify products with licensed trademarks on the principal display panel of the labels of the trademarked products;

  2.
  in the statement of ingredients on the information panels of such label; and in all packaging, marketing and advertising materials for the products and assure that each product label shall include a statement that the minimum daily individual serving size;

  3.
  That there shall be no unsubstantiated claims of any kind in the labels, labeling, packaging, marketing or advertising materials for the products.

  4.
  That the customers/licensees shall not market or sell products unless they are free of material defects to the best of PNI's knowledge;

  5.
  That all customers/licensees shall acknowledge IMAGENETIX is the beneficial owner of all rights, title and interest in and to the trademarks and know-how for the products and owns the goodwill associated with the products and trademarks. Any use of the trademarks by licensees/customers shall inure to the sole benefit of IMAGENETIX.

    6.
    That no customer/licensee shall receive any title in the trademarks or know-how in the products of IMAGENETIX that they sell;

    7.
    That no customer/licensee has any right to sublicense the products.

ARTICLE V

OBLIGATIONS OF IMAGENETIX

        A.    IMAGENETIX, in consideration of PNI's performance of its obligations under this Agreement shall pay to PNI, within thirty (30) days after receipt of good funds from payment of an invoice pursuant to any approved and filled purchase order for the sale of any product which is sold pursuant to this Agreement, a commission equal to thirty (30%) percent of the net sales price as defined in Section D of this Article. This commission is applicable to new clients and does not include existing Imagenetix clients who do not use the Celadrin name. For existing Imagenetix clients who use the Celadrin® name currently or do so in the future, PNI to receive a commission on the raw material portion of the sale in the amount of 20% on existing clients in which the value exceeds annualized sales of $500,000 and agree to fairly compensate PNI if customization of the book is provided, i.e. for Amway (Quixtar). PNI to receive commission on the price of the ingredient, in this case Celadrin®. PNI to receive commission on the Celadrin® (or compound) portion of sale.

  A.
  IMAGENETIX shall be responsible for approving all purchase orders that result in a commission to PNI, and IMAGENETIX shall issue all invoices pursuant to those approved purchase orders and collect all payments.

  B.
  IMAGENETIX shall be responsible for the shipping, shipping costs, and taxes applicable to the sales of all product.

  C.
  Net sales for purposes of commissions payable to PNI are determined by taking the sales price in the invoice sent by IMAGENETIX to the customer/licensee pursuant to the approved purchase order less any customer discount, any applicable taxes related to the sale (including value added taxes or similar government charge), any credits or allowances actually given or made for non-conforming product or returns of product previously sold, all direct transportation, shipping or delivery costs, any charges for freight or insurance and any reasonable costs of collection. All invoices are to be issued in U.S. Dollars and any payments not made in U.S. Dollars shall be converted to that currency and any costs of conversion to U.S. Dollars shall be deducted as a cost collection.

  D.
  IMAGENETIX further agrees, in addition to the commission specified above, to contribute directly or indirectly such amount of complimentary product that equals up to twenty five (25%) percent of all commissions paid to PNI under the terms of this Agreement upon review and approval of such promotion.

  E.
  IMAGENETIX and PNI shall, from time to time, during the term of this Agreement, allocate an agreed upon portion of the aforementioned complimentary product to PNI for sale to approved customers of IMAGENETIX. The purpose of these sales are to generate monies to PNI for promotional and advertising expenses for the direct promotions and advertising of IMAGENETIX's products. Any sales under this section shall be through approved purchase orders by IMAGENETIX and the net sales proceeds therefrom shall constitute an additional commission to PNI from the sale of these complimentary products (and they shall be excluded from the net sales calculation for the thirty (30%) percent commission set out in Section A of this Article V).

  F.
  IMAGENETIX shall provide prompt technical assistance and reasonable product research (at their sole cost), including responding to customer questions and claim challenges to authorize product claims

ARTICLE VI

TERRITORY

  A.
  PNI shall make reasonable commercial efforts to cover all United States and Canadian Territory and expand to all commercially reasonable countries. IMAGENETIX shall have the right to notify PNI in writing that it requires PNI to increase its efforts in a particular country or region. If, within six (6) months of said notice, PNI declines or is unable or unwilling to introduce or increase its marketing and advertising activities in such country or region, IMAGENETIX shall have the right to contract with another party who may then market IMAGENETIX's products in the said specifically noticed country or region. Notwithstanding the terms of this paragraph, IMAGENETIX shall not make unreasonable demands on PNI concern introducing the products to too many territories at once.

  B.
  PNI shall make all commercially reasonable efforts to increase the customer base and licensees of IMAGENETIX throughout the said territory. IMAGENETIX shall have the right to notify PNI in writing that it requires PNI to seek a license or customer relationship with a specific person or entity that has expressed interest in such a customer relationship. If, within thirty (30) days of said notice PNI declines or is unable or willing to license or enter into a customer relationship with such person or entity due to lack of best efforts by PNI, IMAGENETIX shall have the right to contract with said person or entity directly and market its products to said person or entity directly.

  C.
  Any sales under these paragraphs A and B shall not be included in determining commission to PNI.

  D.
  If any licensee or customer notifies IMAGENETIX that it is not satisfied with the services of PNI, IMAGENETIX has the right to direct PNI not to have contact with said customer/licensee, and IMAGENETIX shall have the right to contact said customer/licensee directly.

ARTICLE VII

CONFIDENTIALITY

        In performing the obligations under this Agreement, each party shall come in contact with certain confidential and proprietary information of the other party ("Confidential Information"). Each party agrees that it will: (1) use such Confidential Information obtained from the other party hereunder only in connection with the activities to be undertaken by each party as contemplated hereunder: (2) use its best efforts to restrict disclosure of such Confidential Information within its own organization to those if its employees having a reasonable need to know; and (3) not divulge to third parties, without the prior written consent of the other party, and Confidential Information obtained from the other party hereunder. The foregoing confidentiality obligations shall not apply if and to the extent that: (1) the Confidential Information is known to the receiving party prior to obtaining the same from the disclosing party, as demonstrated by the receiving party's written records; (2) the Confidential Information is, at the time of disclosure, in the public domain, or comes into the public domain without any fault of the receiving party or its Affiliates; (3) the Confidential Information is obtained by the receiving party from a third party who is not obligated to keep the Confidential Information confidential. Upon expiration or termination of this Agreement, the parties hereto shall continue to be obligated under the terms of this section to not disclose any confidential information in its possession and each party shall, upon request, return to the other party all Confidential Information received from the other party.

ARTICLE VIII

INDEMNIFICATION

  A.
  IMAGENETIX shall at all times during and after the term of this Agreement be responsible for, and shall defend, indemnify, and hold PNI and its Affiliates harmless from and against any and all losses, claims, suits, proceedings, expenses, recoveries, and damages, including reasonable legal expenses and costs including attorney's fees, arising out of any claim by a third party relating to product liability, or any aspect of the performance of this Agreement, to the extent such liability results from the negligence or willful misconduct of IMAGENETIX, provided, however, that PNI shall give IMAGENETIX prompt notice of any such claim or lawsuit and, provided further, that IMAGENETIX shall have the right to compromise, settle, or defend such claim or lawsuit.

  B.
  PNI shall at all times during and after the term of this Agreement be responsible for, and shall defend, indemnify, and hold IMAGENETIX harmless from and against any and all losses, claims, suits, proceedings, expenses, recoveries, and damages, including reasonable legal expenses and costs including attorney's fees, arising out of any claim by a third party relating to any aspect of the performance of this Agreement, to the extent such liability results from the negligence or willful misconduct of PNI, or any breach of a representation or warranty given herein by PNI; provided, however, that IMAGENETIX shall give PNI prompt notice of any such claim or lawsuit and, provided further, that PNI shall have the right to compromise, settle, or defend such claim or lawsuit.

  C.
  IMAGENETIX shall maintain a comprehensive product liability insurance policy with respect to the Product, in an amount of not less than One Million ($1,000,000.00) Dollars per occurrence with a deductible of not more than One Hundred Thousand ($100,000) Dollars. IMAGENETIX shall name PNI as an additional insured under such policy, the terms of which shall be reasonably acceptable to the other party.

ARTICLE IX

LIMITED DAMAGES/LIABILITY

        Except as expressly stated in Section     above, there are no warranties, expressed or implied, by operation of law or otherwise, of any product sold under or in connection with this Agreement. IMAGENETIX DISCLAIMS ALL OTHER WARRANTIES EXPRESS AND IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OR MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. No representation or other affirmation of fact, including but not limited to statements regarding quality or suitability for use, made by IMAGENETIX or on their behalf for sale to customers/licensees or otherwise, shall be deemed to be a warranty by IMAGENETIX for any purpose or give rise to any liability of IMAGENETIX whatsoever unless contained in this Agreement. The remedies provided to PNI in this Agreement are exclusive.

        IN NO EVENT SHALL IMAGENETIX BE LIABLE, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, FOR INCIDENTAL, INDIRECT, SPECIAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES OR ANY DAMAGES WHATSOEVER TO PNI OR ANY THIRD PARTY FOR ANY LOST OPPORTUNITY OR PROFITS, COSTS OF PROCUREMENT OF SUBSTITUTE PRODUCTS, GOODS OR SERVICES, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT UNDER ANY CAUSE OF ACTION OR THEORY OF LIABILITY AND WHETHER OR NOT PNI OR SUCH THIRD PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. IN ANY EVENT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY UNDER THIS AGREEMENT FOR ANY AMOUNTS IN EXCESS OF THE AMOUNTS ACTUALLY RECEIVED BY IMAGENETIX UNDER THIS AGREEMENT.

ARTICLE X

AUDITS, RECORDS AND ACCOUNTING

  A.
  During the term of this Agreement, IMAGENETIX shall keep complete and accurate records of the sales of the products and such other matters as may affect the determination of any amount payable to PNI hereunder in sufficient detail to enable PNI or its representatives to determine any amounts payable to PNI hereunder.

  B.
  IMAGENETIX shall permit PNI or its representatives, at PNI's expense, to examine periodically its books, ledgers and records, at agreed upon times and locations, to the extent necessary to verify the commissions paid or due to PNI.

  C.
  IMAGENETIX shall monthly, deliver to PNI a true and accurate report of product sales and receipts during the said previous month as are pertinent to an accounting for commissions or other payments due hereunder.

  D.
  PNI is obligated to present to IMAGENETIX in writing, quarterly (every three months) the amounts expended by PNI under the terms of this Agreement to include but not to be limited to the amounts it spends for promotion, marketing, advertising, media relations, mailings, promotional materials, trade show expenses, etc. detailing the amount spent for each item.

  E.
  All payments due to PNI by IMAGENETIX shall be in U.S. funds, without deduction for taxes, assessments, fees or charges of any kind not approved under this Agreement. PNI shall be responsible for the payment of any taxes imposed by any country for its commissions or other payments in the form of free products.

  F.
  If any currency conversion is required in connection with any payment to PNI hereunder, such conversion shall be made at the buying rate for the transfer of such other currency as quoted by The Wall Street Journal on the last business day of the applicable accounting period.

ARTICLE XI

TERM AND TERMINATION

  A.
  TERM Unless sooner terminated under the provisions of this Agreement, this Agreement shall remain in effect for three (3) years from June 18th, 2004. At the end of this initial three year term, this Agreement shall automatically renew for successive one year terms without notice unless, not later than sixty (60) days prior to the renewal date this Agreement is terminated by written notice of either party according to the rights of the parties hereunder.

  B.
  TERMINATION UPON SALE At the option of IMAGENETIX, upon sale of substantially all of the assets of IMAGENETIX, or assignment by IMAGENETIX of all of the products and technology hereunder, this Agreement shall automatically terminate and PNI shall have no further rights or obligations hereunder, IMAGENETIX, however, shall be obligated to pay over to PNI upon said sale or assignment thirty (30%) Percent of the net profits received by IMAGENETIX. IMAGENETIX shall notify PNI sixty (60) days prior to the scheduled date of sale or assignment and PNI shall be obligated to continue to carry out its duties and obligations under this Agreement until notified in writing that the sale or assignment has been completed, even if said date of sale or assignment is more than 60 days after said notice. PNI shall receive any commissions due up to the sale or assignment is completed.

  C.
  TERMINATION WITHOUT FAULT OR CAUSE: The parties have agreed to, in good faith, thirty days at least, prior to the third anniversary date of this Agreement, to amend this Agreement by adding a clause mutually satisfactory to both parties allowing IMAGENETIX to terminate this Agreement without cause or fault of PNI. Said amendment intends that upon the date of termination under this said amendment that PNI shall have no further rights or obligations under this Agreement except any rights or obligations incurred prior to termination or any obligations that survive termination. IMAGENETIX, however, shall be obligated, so long as said termination is mutually agreed upon and is without cause or breach by PNI, to continue to pay to PNI commissions on net sales up to the termination date, and depending upon the terms of the amendment agreed upon, said commissions might continue in some form

  D.
  TERMINATION FOR FAILURE OF PNI TO REACH SALES GOALS

    The parties agree that PNI is obligated by this Agreement to meet or exceed the sales goals established by this Agreement and any future sales goals agreed upon by the parties. Failure to reach said sales goals shall be a material breach of this Agreement and upon 60 days notice from IMAGENETIX referring to said failure, unless PNI immediately presents to IMAGENETIX reasonable evidence that it has met the sales goals or cures the breach, this Agreement shall terminate at the end of said 60 days and PNI shall not receive, nor be entitled to receive any further commissions, payments, or compensation hereunder. Should IMAGENETIX fail to provide technical support, customer service, on-time delivery, or substandard product, the sales goals set out in the agreement shall be modified accordingly.

  E.
  TERMINATION FOR OTHER MATERIAL BREACH

    If PNI is in material breach or default of any other provision of this Agreement (except sale goals), and has not cured such breach or default within sixty (60) days after written notice from IMAGENETIX, said notice specifying the nature of such breach or default, then this Agreement shall terminate after said 60 day notice. Upon termination, PNI shall not receive, nor be entitled to receive, any further commissions, payments, or compensation hereunder.

  F.
  TERMINATION FOR BANKRUPTCY Either party shall have the right to terminate this Agreement upon thirty (30) days notice to the other party, if that other party becomes involved in financial difficulties as evidenced:

  1.
  by that other party's commencement of a voluntary case under any applicable bankruptcy code or statute, or by its authorizing, by appropriate proceedings, the commencement of such voluntary case; or

  2.
  by its failing to receive dismissal of any involuntary case under any applicable bankruptcy code or statute within sixty (60) days after initiation of such action or petition; or

  3.
  by its seeking relief as a debtor under any applicable law of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by consenting to or acquiescing in such relief; or

  4.
  by the entry of an order by a court of competent jurisdiction finding it to be bankrupt or insolvent, or ordering or approving its liquidation, reorganization, or any modification or alteration of the rights of its creditors or assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property or assets; or

  5.
  by its making as assignment for the benefit of, or entering into a composition with, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property.

    The failure by a party to exercise its right to terminate this Agreement pursuant to this Section in the event of any occurrence giving rise thereto shall not constitute waiver of the rights in the event of any subsequent occurrence.

ARTICLE XII

FORCE MAJURE

        If the performance of this Agreement or any obligation hereunder is prevented, restricted or interfered with by reason of any cause beyond the control of the affected party, including but not limited to fire, strikes, or any law, regulation or policy of any government, or any subdivision, authority or agency thereof, the party so affected, upon immediate notice to the other party, shall be excused from such performance to the extent of such prevention, restriction or interference, provided that the party so affected shall use its best efforts to avoid or remove such cause of non-performance with the utmost dispatch when such cause or causes are removed.

ARTICLE XIII

GOVERNING LAW, JURISDICTION AND FORUM

        This Agreement is governed by and is to be construed under the laws of California without regard to conflict of laws. The parties agree to submit any litigation arising under this Agreement to the appropriate federal or state court located in San Diego.

ARTICLE XIV

DISPUTE RESOLUTION/ARBITRATION

        If both parties agree, any controversy, claim or other dispute arising out of this Agreement or relating to the subject matter of this Agreement may be decided by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association. If said arbitration is agreed to, the award rendered by the arbitrator shall be final and binding on all parties and judgment may be entered thereon in any court having jurisdiction thereof. The arbitration shall be held at such location as both parties can agree.

ARTICLE XV

ENTIRE AGREEMENT

        This Agreement constitutes the entire and only agreement between the parties relating to the products and technology hereunder. All prior negotiations, representations, agreements and understandings are superceded hereby. No agreements amending, altering or supplementing the terms hereof may be made except by means of a written document signed by a duly authorized representative of each party.

ARTICLE XVI

ASSIGNMENT

        This Agreement shall be binding upon and shall inure to the benefit of each Party and each Party's respective transferees, successors or assigns, provided however that neither Party shall have the right to assign this Agreement or its rights and obligations hereunder to any other person or entity without the prior written consent of the other party, except as expressly provided in this paragraph and under the above paragraphs that refer to a sale of the assets of IMAGENETIX in the termination clause. Any purported assignment in violation of the provisions of this paragraph shall be null and void

ARTICLE XVII

NOTICES

        Any notice or communication required or permitted to be given hereunder shall be in writing and, except as otherwise expressly provided in this Agreement, shall be deemed given and effective (i) when delivered personally, by email of facsimile; or (ii) when received if sent by overnight express or mailed by certified, registered or regular mail, postage prepaid, addressed to the parties at their address listed below, or to such other address as such party may designate by written notice in accordance with the provisions of this paragraph.

To IMAGENETIX	William P. Spencer 16935 West Bernardo Drive, Suite 101 San Diego, California 92127
With copy to:	Derek Boosey 16935 West Bernardo Drive, Suite 101 San Diego, California 92127
To PNI:	Proprietary Nutritionals 3536 Indian Trail Brantford, Ontario CANADA N3T-5M1
With copy to:	SAME

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first set forth above.

IMAGENETIX
By:	/s/ WILLIAM P. SPENCER William P. Spencer President
PROPRIETARY NUTRITIONALS INC.
By:	/s/ DEAN MOSCA Dean Mosca President

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AGREEMENT